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                                                                    Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Safeway Inc. on Form S-8 of our report dated March 8, 1996 incorporated by reference in the Annual Report on Form 10-K of Safeway Inc. for the fiscal year ended December 30, 1995.



Deloitte & Touche LLP
Oakland, California

October 8, 1996